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                                                                  Exhibit 10.4.1

                                    CONTRACT

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CONTRACT NO.: 35520-355

CONTRACT TERM:    October 1, 1998 - September 30, 2001
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ISSUED BY: Virginia Lottery, 900 East Main Street, Richmond, Virginia 23219

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CONTRACTOR'S NAME:     On-Point Technology Systems, Inc.
                       8444 Miralani Drive
                       San Diego, California
                       FIN# 619-621-5060
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SUPPLIES/SERVICES:

             ITVM PURCHASE AND MAINTENANCE

Contract consists of this Page 1 with signatures and Pages 2 through 5 which are attached hereto.
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VALUE OF CONTRACT:         $8,973,797 Estimated

ACCOUNTING DATA:  Cost Code: 833 Account Code: 3311 - $5,613,845
                  Cost Code: 833 Account Code: 1274 - $3,359,952

Contract Officer:    Patricia MacKenzie, 804-692-7645
Send Invoices to:    Virginia Lottery
                     900 East Main Street
                     Richmond, Virginia 23219-3519
                     Attention: Accounts Payable

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In witness whereof, the parties have caused this contract to be executed as set forth below.

ON-POINT TECHNOLOGY SYSTEMS, INC.          VIRGINIA LOTTERY

By /s/ Brian J. Roberts                    By /s/ Michael J. Bacile
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  (Signature)                                (Signature)

Brian J. Roberts, Sr. Vice President       Michael J. Bacile, Purchasing Manager
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Name and Title                             Name and Title

Date September 28, 1998                    Date  September 25, 1998
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This Contract entered into as of 1st day of October, 1998 by On-Point Technology
Systems, Inc. ("Contractor"), and the State Lottery Department ("Lottery" or "Virginia Lottery "), an agency of the Commonwealth of Virginia, both sometimes hereinafter referred to as the "Parties".

The Lottery and the Contractor agree that the terms and conditions of this Contract shall be:

A. CONTRACT TERM: The term of this Contract shall be from October 1, 1998 to September 30, 2001. This Contract may be extended by the Virginia Lottery for two consecutive one year periods under the terms of the current Contract. Any such decision to extend shall be made at a reasonable time (approximately 90 days) prior to the expiration date.

B. SCOPE OF SERVICE: The Contractor shall provide equipment and services as described in the Request for Proposals dated May 18, 1998, Lottery's letter dated June 12, 1998, Contractor's Proposal dated June 24, 1998, and modified by Contractor's letters dated July 21, 1998, August 6, 1998 and August 11, 1998, and modified as follows:
      1. Contractor shall deliver and install #ITR-85005L-8 ITVM units in lots of 50 machines beginning five (5) weeks after receipt of Lottery Blanket Order Release form.
      2. Contractor shall deliver #ITR-85005L-12 ITVMs in lots of 50 machines beginning seven (7) weeks after receipt of Lottery Blanket Order Release form.
      3. Contractor agrees to maintain a perpetual inventory of 20 ITVM units, of which 10 will be held at its Virginia office for immediate shipment, and 10 will be held at its San Diego facilities. The bin size of the units shall be specified by the Lottery from time to time. Contractor understands that units from the perpetual inventory will be billed to the Lottery upon installation.
      4. Contractor will provide the Lottery ITVM sales and performance reports from On-Point's service database. Reports shall be issued to the Lottery at least every 60 days.
      5. Contractor agrees that ITVMs shipped will be equipped with the appropriate firmware to allow acceptance of new US $20 currency. In the event that Mars has not provided to Contractor appropriate firmware prior to shipment of ITVM units to the Lottery, Contractor agrees to retrofit units already shipped at no additional charge to the Lottery.
      6 Contractor shall provide the Lottery EPROM chips to enable acceptance of new US currency for currently installed ITVM units at actual cost. Field installation of EPROM chips shall be performed during routine preventative maintenance, and at no additional charge to the Lottery.
      7. Contractor shall provide internal labels identifying each dispenser in the ITVM to provide ease of identification of the dispenser.
      8. Contractor shall install baffles to separate ticket bins in each ITVM.
      9. Contractor shall reposition the ITVM printer for greater ease of access.


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      10.   The Contractor agrees to install Medico locks with small key heads on all ITVM units to be shipped.
      11. Contractor agrees to provide field upgrades, as required by the Lottery, of #ITR-85005L-12 units to #ITR8500SL-15 units. The additional hardware, software and installation involved in the field upgrade shall be covered by Contractor's warranty.
      12. Contractor agrees to provide field upgrades of ITVMs in order to add the communication option during routine preventative maintenance.
      13. Contractor shall provide an 18 month warranty in accordance with Contractor's proposal.
      14. Contractor will work with the Lottery to customize ITR-85005L-12 and/or 15 game machines to the Lottery's specific requirements to include, but not be limited to, paint color and placement, window placement and size, window lighting, button membrane design.
      15.   Trade In Options: the Contractor agrees to provide the following
            trade-in allowance:  Existing Model             Trade-In Allowance
                                 --------------             ------------------
                                 ITR-7500-8                     $500 each
                                 ITR-85005L-8                   $1,200 each
                                 ITR-8500-12                    $1,500.00
                                 (ex remanufactured program)
      16. Contractor agrees to provide preventative maintenance, repairs, installations, de-installations and swaps for the Lottery's existing 887 ITVM units. Preventive maintenance shall be performed on all ITVM units on a 60-day cycle.
      17. Contractor agrees to provide spare parts, as required by the Lottery, at the Contractor's Most Favorable Parts Replacement and Repair Price.
      18. Penalties for Missed Preventative Maintenance - Failure on the part of the Contractor to provide preventative maintenance as scheduled will result in a penalty of $100 per incident, and the Contractor shall continue to be assessed $100 per week until preventive maintenance has been performed.
      19. Penalties for Excess Response Time - Failure to repair ITVMs within the required response time shall result in a penalty. In all cases, the determination as to whether or not an ITVM is in operational condition shall be determined by the Lottery. For purposes of this Contract, a service call begins when the call is dispatched by Lottery Retailer Support to the Contractor.
      20. Contractor shall be assessed a penalty at the rate of $100 per hour or fraction thereof beyond the appropriate required response time. In applying the penalties herein described, the Lottery will consider the circumstances which precipitated the delays.
      21.   No credits shall accrue to the Contractor for timely performance.
      22. All penalty payments will be due to the Lottery within thirty (30) calendar days of being assessed to the Contractor. At the Lottery's option, penalty payments may be taken as credits against Contractor's invoices.
      23.   Section 2.2 Scope of Requirements, Lot I - ITVM Equipment Purchase,


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            Paragraph G.3 is hereby deleted.

C. COMPENSATION: The Lottery and the Contractor agree to the following provisions for compensation:
      Lot I
      ITR8S00SL-8       $4,095 x 310 =                          $1,269,450
      ITR8S00SL-12      $5,895 x 700 =                          $4,126,500
      ITR8S00SL-15*     $6,795
      Beta Brites       $285 x 747 =                            $212,895
      Training:         $500 x 10=                              $5,000
      Field Upgrade ITR8500SL-12 to
       ITR85005L15      $1,575 each*

                        Total Purchase Price:                   $5,613,845
      Lot II
      Preventative Maintenance/Repair - New Equipment:
      @$42 ea/mo.
      Yr 1: $42 x 710 x 12 = $357,840
      Yr 2: $42 x 860 x 12 = $433,440
      Yr 3: $42 x 1010 x 12 = $509,040                          $1,249,920

      Preventative Maintenance/Repair - Current Equipment
      887 x $42 x 12 = $447,048 x 3 years:                      $1,341,144
      Installation:  $65 x 444/yr x 3 years:                    $86,580
      De-installation $45 x 180/yr x 3 years:                   $24,300
      Swapping $65 x 120/yr x 3 years:                          $23,400
                        Total Moves and Changes:                $134,280

      Extended Warranty (following 18 mo warranty)- New Equipment
      ITR8500SL-8 @$12 each per month
      ITR8500SL-12 @$14 each per month
                  Estimated 3 year total:                       $187,560

      Extended Warranty - Current Equipment:
      887 ITVMs @ $14 each per month. Estimated 3 year total:   $447,048
                  Total Maintenance and Repair:                 $3,359,952
                  Total Estimated Contract Amount:              $8,973,797
                  *Item not included in price totals.

D. GENERAL PROVISIONS - Nothing in this Contract shall be construed as authority for either party to make commitments which will bind the other party beyond the provisions contained herein. Furthermore, the Contractor shall not assign, sublet, or


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      subcontract any work related to this Contract or any interest it may have herein without the prior written consent of the Lottery.

E. INTEGRATION OF CONTRACT - This Contract, the Request for Proposals dated May 18, 1998, Lottery's letter dated June 12, 1998, the Contractor's Proposal dated June 24, 1998, and the Contractor's letters dated July 21, 1998, August 6, 1998, and August 11, 1998 constitute the entire agreement between the Lottery and the Contractor. No alteration, amendment or modification of this Contract shall be effective unless it is reduced to writing, signed by the parties and attached hereto.

F. PRECENDENCE OF TERMS - Except for Paragraphs B.1.1, B.1.2, B.1.3, B.1.6, B.1.9, b.1.11, B.1.13, B.1.14, B.1.15 and B.1.16 of the General Terms and
      Conditions, which shall apply in all instances, in the event there is a conflict between the General Terms and Conditions and any Special Terms and Conditions used in a particular procurement, the Special Terms and Conditions shall apply.

G. GENERAL PROVISIONS - Nothing in this Contract shall be construed as authority for either party of make commitments which will bind the other party beyond the provisions contained herein. Furthermore, the Contractor shall not assign, sublet, or subcontract any work related to this Contract or any interest it may have herein without the prior written consent of the Lottery.

H. DISPUTES - Resolution of disputes arising under this Contract will proceed in accordance with the Lottery Department's Regulations.

I. APPLICABLE LAW AND COURTS - This Contract shall be governed in all respects by the laws of the Commonwealth of Virginia, and any litigation with respect thereto shall be brought in the courts of the Commonwealth of Virginia. The Contractor shall comply with applicable federal, state and local laws and regulations.


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